UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 4, 2005


                         Calypte Biomedical Corporation
                         ------------------------------
               (Exact name of Company as specified in its charter)

Delaware                              000-20985                          06-1226727
--------                              ---------                          ----------
(State or Other Jurisdiction)  (Commission File Number)      (I.R.S. Employer Identification)
of Incorporation)


                5000 Hopyard Rd., Suite 480, Pleasanton CA 94588
                ------------------------------------------------

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (925) 730-7200


                                       N/A
                                       ---

          (Former name or former address, if changed since last report)

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

(a) On April 4, 2005, the Registrant (the "Company") issued $8.0 million of Secured 8% Senior Convertible Notes (the "Notes") and warrants (the "Warrants") to purchase shares (the "Warrant Shares") of its common stock, $0.03 par value (the "Common Stock") in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended and Rule 506 thereunder. The Company used
$2,000,000 from the proceeds of the placement to repay the 7% Promissory Note issued to Marr Technologies BV ("Marr") in January 2005 and which it extended through April 30, 2005. The Company intends to use the remainder of the proceeds for general working capital purposes as well as for the commercialization of its rapid tests for HIV-1/2 diagnosis.

      Under the terms of the purchase agreements between the Company and the investors (the "Purchase Agreement(s)"), the Company issued to accredited investors $8.0 million of Secured 8% Senior Convertible Notes having a term of two years and convertible into approximately 26.7 million shares of Common Stock at $0.30 per share, five (5) year Series A warrants to purchase approximately
26.7 million Warrant Shares, with each Series A warrant exercisable after a period of six months and having an exercise price of $0.325 and five (5) year Series B warrants to purchase approximately 12.0 million Warrant Shares, with each Series B warrant exercisable after a period of six months and having an exercise price of $0.325. After a period of 18 months and if the daily volume weighted average price of the Common Stock is greater than $0.60 per share for 20 consecutive trading days, and subject to certain trading volume restrictions, the Company has the right to force the conversion of any unconverted Notes into shares of Common Stock. In the event of a change of control while the Notes are outstanding, the investors have the right to put the Notes back to the Company at 115% of the face amount of the Notes, plus accrued interest. The Company also entered into a Security Agreement granting to the investors a security interest in and lien on all of it assets, subject to a security interest of up to $1.0 million that was previously granted under the terms of an equipment financing arrangement. After a period of six months and if the daily volume weighted average price of the Common Stock is greater than approximately $0.542 per share for 20 consecutive trading days, and subject to certain trading volume restrictions, the Company has the right to force the exercise of the Series B Warrants.

      The Company entered into registration rights agreements with investors (the "Registration Rights Agreement") requiring it to file a registration statement for the re-sale of the Common Stock underlying the Notes and Warrant Shares within 45 days of closing and to achieve effectiveness of the registration statement within 120 days of closing. In the event the Company fails to register the Common Stock within the prescribed time, the Company will be obligated to pay the investors 1% of the aggregate face amount of the Notes as partial liquidated damages. The Company will be required to pay 2% of the aggregate face amount of the Notes as additional partial liquidated damages on each monthly anniversary (or pro-rata amount thereof) of the date the Company was required to have the shares of Common Stock registered. Under certain circumstances prior to the effectiveness of the registration statement, both the Series A and Series B Warrants have a cashless exercise feature.

      Under certain circumstances and subject to approval by the Company's stockholders, the Purchase Agreement provides for adjustments in the conversion price of the Notes and the exercise price of the Series A Warrant in the event the Company issues shares of Common Stock or common stock equivalents, as defined in the Purchase Agreement, within one year of the first anniversary of the closing date at a price less than $0.30 per share with respect to the Notes and at a price less than $0.325 per share with respect to the Series A Warrants. This provision terminates upon the earlier of one year or upon conversion of an investor's Note or exercise of its Series A Warrant.

      The Company also granted the investors a right of participation in any future offerings the Company undertakes within one (1) year of the closing date.

      Marr, the Company's largest stockholder, participated in the placement by purchasing units which consisted of a $2.8 million Note, a Series A Warrant to purchase approximately 9.3 million Warrant Shares and a Series B Warrant to purchase approximately 4.2 million Warrant Shares.

      In connection with the placement, the Company paid finders fees and/or placement agent fees to non-exclusive finders of up to 7% of the related investment amount in cash and issued Notes and warrants to purchase Common Stock in amounts of up to 4% of the related Common Stock issued.

      The Company incorporates the terms of the Purchase Agreement, Notes, Series A Warrant, Series B Warrant, Registration Rights Agreement and Security Agreement which are annexed hereto and made a part of this current report.

      On April 4, 2005, the Company and the investors which are parties to securities purchase agreements and warrants dated as of May 28, 2004 or July 9, 2004 (the "2004 PIPEs") agreed to amend those agreements with respect to anti-dilution rights granted in the purchase agreement and warrants. The securities purchase agreements and warrants for the 2004 PIPEs contain anti-dilution provisions that require the Company to issue additional shares of common stock, reprice the existing warrants and issue additional warrants to the investors if it raises additional equity financing at a price below $0.40 per share in the year following the closing of the repective transactions (the "Anti-Dilution Entitlements"). The issuance of the Notes and Warrants described above triggers the Anti-Dilution Entitlements.

      The Company and the investors in the 2004 PIPEs have agreed to amend the provisions of the respective purchase agreements and warrants so that the Anti-Dilution Entitlements do not arise unless and until they are approved by the Company's stockholders at the next annual meeting of stockholders, which the Company expects to hold in June 2005. In consideration of the amendment, and subject to stockholder approval, the Company has agreed to issue to each investor in the 2004 PIPEs additional shares of Common Stock and a warrant to purchase additional shares of Common Stock (the "Additional Shares") for no additional consideration from the investors. Additionally, the Company has agreed to reduce the exercise price of all the warrants issued in the 2004 PIPE's. Assuming its stockholders approve the Anti-Dilution Entitlements, the Company expects to (a) issue approximately 7.1 million additional shares of Common Stock for no additional consideration from the investors, (b) reduce the exercise price of the investors' existing warrants from $0.50 per share to $0.45 per share; and (c) issue warrants to purchase approximately 1.3 million additional shares of our Common Stock at an exercise price of $0.325 per share. Certain of the investors in the 2004 PIPEs who held shares prior to their investment in those transactions and who also continue to be stockholders of the Company have entered into a voting agreement to vote their eligible shares in favor of approving the Anti-Dilution Entitlements at the annual meeting of stockholders.

      The Company incorporates the terms of the Amendment to Securities Purchase Agreement which is annexed hereto and made a part of this current report.

      Additionally, on April 4, 2005 the Company entered into an agreement with Marr under which Marr agreed to purchase up to $5,500,000 of 9% Promissory Notes that the Company may issue between April 5, 2005 and December 31, 2005 (the "Credit Facility"). Any notes issued under the Credit Facility will be due twelve months after issuance, but in no event later than May 31, 2006 and will require the unanimous approval of the Company's Board of Directors, which includes two members originally nominated by Marr pursuant to a previous investment agreement.. The $5.5 million commitment amount will be reduced dollar for dollar by the amount of any subsequent equity financing, including any proceeds from the forced exercise of the Series B Warrants, the Company raises after April 4, 2005. Proceeds from the issuance of notes under the Credit Facility, if any, may be used for general corporate purposes.

      In consideration of the Credit Facility, the Company granted Marr a five-year warrant, exercisable after a period of six months, to purchase 500,000 shares of the Company's common stock at an exercise price of $0.40 per share with piggyback registration rights for the underlying shares of common stock. The Company intends to register for re-sale the shares of Common Stock underlying this warrant with the shares to be registered in conjunction with the shares underlying the Notes and Series A Warrants and Series B Warrants described above.

      The Company hereby incorporates by reference the terms of the Credit Facility Agreement which is annexed hereto and made a part of this current report.

      Also included herein is the Company's press release issued April 5, 2005 which announced the issuance of the Notes and Warrants.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  Exhibit No.                   Description
                  -----------                   -----------

                  10.156        Form of Purchase Agreement dated April 4, 2005.


                  10.157 Form of Secured 8% Convertible Promissory Note dated April 4, 2005.


                  10.158 Form of Registration Rights Agreement dated April 4, 2005.


                  10.159        Form of Series A Warrant dated April 4, 2005.


                  10.160        Form of Series B Warrant dated April 4, 2005.


                  10.161        Form of Security Agreement dated April 4, 2005.


                  10.162 Form of Amendment to Securities Purchase Agreement effective as of April 4, 2005.


                  10.163        2005 Marr Credit Facility Agreement dated April
                                4, 2005.

                  99.1          Press release dated April 5, 2005.



                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  Pleasanton, California
       April 5, 2005


                        Calypte Biomedical Corporation

                        By: /s/  Richard D. Brounstein
                            -------------------------------------------
                           Richard D. Brounstein
                           Executive Vice President and Chief Financial Officer